Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2015 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014, of Integrity Applications, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/S/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel Aviv, Israel
September 21, 2015